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Exhibit 23.1

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors
Safety-Kleen, Inc.:

        The audits referred to in our report dated August 14, 2012, with respect to the consolidated financial statements of Safety-Kleen, Inc. included the related financial statement schedule as of December 31, 2011, and for each of the years in the three-year period ended December 31, 2011, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                                                                     /s/ KPMG LLP

Dallas, Texas
August 14, 2012

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  Exhibit 23.1
Report and Consent of Independent Registered Public Accounting Firm